                                                                   EXHIBIT 10.2

                            STOCK OPTION AGREEMENT

            AGREEMENT, made as of August 11, 1997, between The Delicious Frookie Company, Inc., a Delaware corporation ("Company"), and Michael J. Kirby ("Executive"). As used herein, the term "Company" shall refer to the Company and any subsidiaries of the Company.

            WHEREAS, on even date herewith, Executive has entered into an employment agreement ("Employment Agreement"), pursuant to which Company has agreed to grant to Executive, an option to purchase an aggregate of 180,000 of the authorized but unissued or treasury shares of the Common Stock of Company,
 .01 par value ("Common Stock"), on the terms and conditions set forth in this Agreement, and

            WHEREAS, Executive desires to acquire said option on the terms and conditions set forth in this Agreement;

            IT IS AGREED:

            1. Company hereby grants to Executive options ("Options") to purchase all or any portion of an aggregate of 180,000 shares of Common Stock ("Option Shares") pursuant to Company's 1995 Stock Option ("1995 Plan") and on the terms and conditions set forth herein. All of the Options are intended to qualify as "Incentive Stock Options" under Section 422 of the Internal Revenue Code of 1986, as amended ("Code"), and as defined in the 1995 Plan; provided, however, that to the extent that the fair market value of stock with respect to which the Options become exercisable in any year, as set forth in Section 2, exceeds $100,000, such options shall be deemed to be "Non-Qualified Options" as defined in the 1995 Plan.

            2. Exercise Price and Exercisability.

                  2.1 Except as provided in Sections 4.3 and 7.2, Options ("Executive Options") to purchase up to 30,000 Option Shares have a purchase price of $3.00 per share and shall become exercisable as to 15,000 of such Option Shares on August 11 of each year beginning August 11, 1998. After Executive Options become exercisable, they shall remain exercisable, except as otherwise provided herein, until the close of business on August 11, 2008.

                  2.2 Except as provided in Section 7.2, Options ("Equity Options") to purchase the remaining 150,000 Option Shares shall be exercisable as set forth below. After Equity Options become exercisable, they shall remain exercisable, except as otherwise provided herein, until the close of business on August 11, 2008.

                        (a) Equity Options to purchase up to 50,000 Option Shares have a purchase price of $6.00 per share and shall become exercisable as to 20,000 of such Equity Options on August 11, 1998, as to 15,000 of such Equity Options on August 11, 1999, and as to the remaining 15,000 on August 11, 2000.

                        (b) Equity Options to purchase up to 50,000 Option Shares have a purchase price of $12.00 per share and shall become exercisable as to 20,000 of such Equity Options on August 11, 1998, as to 15,000 of such Equity Options on August 11, 1999, and as to the remaining 15,000 on August 11, 2000.

                        (c) Equity Options to purchase up to 50,000 Option Shares have a purchase price of $18.00 per share and shall become exercisable as to 20,000 of such Equity Options on August 11, 1998, as to 15,000 of such Equity Options on August 11, 1999, and as to the remaining 15,000 on August 11, 2000.

            3. Except as provided in Section 4 below, none of the Options may be exercised unless, at the time of exercise, Executive is employed by Company or a wholly-owned subsidiary. Moreover, Executive agrees that the exercise of these Options after the termination of his employment with Company shall be subject to Executive's not having breached Section 4 of the Employment Agreement. Executive further agrees that any breach of Section 4 of the Employment Agreement will give Company the right to place a stop transfer order with Company's transfer agent on any Option Shares purchased by Executive after termination.

            4. Termination:

                  4.1 If Executive's employment with Company is terminated for cause pursuant to Section 2.2.4 of the Employment Agreement dated the date hereof between Company and Executive ("Employment Agreement"), any Options not yet exercised shall expire immediately on the date of termination of employment.

                  4.2 If Executive's employment with Company is terminated by reason of Executive's death or disability pursuant to Section 2.2.1 or 2.2.2 of the Employment Agreement, Executive or the legal representative of Executive's estate, or Executive's legatee, shall have one year from the date of termination to exercise any Options that were exercisable as of the date of termination. All Options that were not exercisable as of the date of termination of employment shall expire immediately upon the date of termination of employment.

                  4.3 If Company terminates Executive without cause pursuant to
Section 2.2.5 of the Employment Agreement, Executive shall have 60 days from the date of termination to exercise any Options that were exercisable as of the date of termination. If Executive is terminated without cause pursuant to Section
2.2.5 of the Employment Agreement (a) within the first year of the Employment Term (as defined in the Employment Agreement), Executive Options for 15,000 Shares shall become exercisable immediately upon the date of termination; or (b) after the first year of the Employment Term, any Executive Options which have not yet become exercisable shall become exercisable immediately upon the date of termination. Except as provided in this Section 4.3, if Company terminates Executive without cause pursuant to Section 2.2.5 of the Employment Agreement, all Options that were not exercisable as of the date of termination shall expire on the date of such termination.

            5. Neither this Option Agreement nor any of the Options shall be assignable or transferable by Executive.

            6. Executive shall not have any of the rights of a stockholder with respect to the Option Shares until such shares have been issued.

            7. Restructuring and Buy-out Clause.

                  7.1 In the event of a reorganization, recapitalization, reclassification, stock split or exchange, stock dividend, combination of shares, or any other similar change in the Common Stock of Company as a whole, the Board of Directors of Company shall in good faith make such equitable, proportionate adjustments, if any, as it deems appropriate in the number and kind of shares covered by the Options and in the option price thereunder, in order to preserve Executive's proportionate interest in Company and to maintain the aggregate option price.

                  7.2 Notwithstanding Section 7.1, if, upon the dissolution or liquidation of Company or upon any merger, consolidation or other form of reorganization in which Company is not the surviving entity or upon the sale of all or substantially all of Company's assets, Company will give Executive at least 30 days' advance notice in writing ("Notice") of the closing date or effective date (in either case, the "Effective Date") of any such dissolution, liquidation, merger, consolidation, reorganization or sale of all the assets of Company, and Executive will have the right for 30 days after the date of such Notice to exercise the Options as follows: (i) if the Effective Date occurs within the first 18 months of the Employment Term, Executive will have the right to exercise all 30,000 Executive Options and the 50,000 Incentive Options which are exercisable at $6.00 per share; or (ii) if the Effective Date occurs after the first 18 months of the Employment Term, Executive will have the right exercise all 30,000 Executive Options and all 150,000 Incentive Options. After such 30 day period, all Options shall terminate.

            8. Company hereby represents and warrants to Executive that the Option Shares, when issued and delivered by Company to Executive in accordance with the terms and conditions hereof, will be duly and validly issued and fully paid and non-assessable.

            9. Executive hereby represents and warrants to Company that he is acquiring the Options and shall acquire the Option Shares for his own account and not with a view to the distribution thereof.

            10. Anything in this Agreement to the contrary notwithstanding, Executive hereby agrees that he shall not sell, transfer by any means or otherwise dispose of any Option Shares without registration under the Securities Act of 1933, as amended ("Act"), and applicable state law unless (i) an exemption from registration under the Act and applicable state law is available and (ii) Executive has furnished Company with notice of such proposed transfer and an opinion of Company's legal counsel that such proposed transfer is so exempt.

            11. Executive agrees to enter into and comply with any "lock-up" agreement pertaining to the Option Shares that may be required by an underwriter in connection with an initial public offering of Company's equity securities, provided that such "lock-up" agreement shall not be substantially different from "lock-up" agreements requested of Company's other directors and executive officers.

            12. Executive hereby acknowledges that:

                  12.1 If he exercises the Options, he must bear the economic risk of the investment in the Option Shares for an indefinite period of time because the Option Shares will not have been registered under the Act or applicable state law and cannot be sold by him unless they are registered under the Act or an exemption from registration under the Act and applicable state law is available.

                  12.2 He has had both the opportunity to ask questions of and receive answers from the officers and directors of Company and all persons acting on its behalf concerning the terms and conditions of the offer made hereunder and to obtain any additional information to the extent to Company possesses or may possess such information or can acquire it without unreasonable effort or expense necessary to verify the accuracy of the information obtained pursuant to sub-paragraph (a) above.

                  12.3 The certificates evidencing the Option Shares shall bear the following legend:

                  "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended ("Act"), or applicable state law. The securities may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act or pursuant to an exemption from registration under the Act and applicable state law."

            13. Subject to the terms and conditions of the Agreement, the Options may be exercised by written notice to Company at its principal place of business. Such notice shall state the election to exercise the Options and the number of Option Shares in respect to which it is being exercised, shall contain a representation and agreement by the person or persons so exercising the Options that the Option Shares are being purchased for investment and not with a view to the distribution or resale thereof, and shall be signed by the person or persons so exercising the Options. Such notice shall be accompanied by payment of the full purchase price of the Option Shares. Payment of the purchase price shall be made in cash or by check, bank draft or money order payable to the order of Company. Company shall issue a certificate or certificates evidencing the Option Shares as soon as practicable after the notice and payment is received. The certificate or certificates evidencing the Option Shares shall be registered in the name of the person or persons so exercising the Options.

            14. All notices, requests, deliveries, payments, demands and other communications which are required or permitted to be given under this Agreement shall be in writing and shall either be delivered personally or sent by overnight courier service or certified mail, return receipt requested, postage prepaid, to the parties at their respective addresses set forth below, or to such other address as either shall have specified by notice in the writing to the other, and shall be deemed duly given hereunder when so delivered or mailed, as the case may be.

            15. The waiver by any party herein of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach.

            16. This Agreement constitutes the entire agreement between the parties with respect to the subject matter thereof.

            17. This Agreement shall inure to the benefit of and be binding upon the parties hereto and to the extent not prohibited herein, their respective heirs, successors, assigns and representatives.

            18. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.

            19. The parties hereto agree that if any controversy or claim arises out of or relating to this Agreement, the controversy or claim shall be determined by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association in Chicago, Illinois and the determination of the arbitrator(s) shall be conclusive and binding on the parties hereto, and any judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction.

            IN WITNESS WHEREOF, the parties have executed this Agreement as if the date first above written.

COMPANY:                                  THE DELICIOUS FROOKIE COMPANY, INC.



                                          By:  /s/ Jeffrey Weiner
                                               --------------------------------
                                               Jeffrey Weiner, CEO & Treasurer



EXECUTIVE:
                                          /s/ Michael J. Kirby
                                          --------------------------------------
                                               Michael J. Kirby